TIMKEN	NEWS RELEASE

Exhibit 99.1
Timken Reports First-Quarter Results,
Updates 2015 Outlook

•	Sales down 2 percent in the first quarter; up 3 percent excluding currency

•	Adjusted earnings of $0.50 per diluted share (EPS), flat with last year

•	Repurchased 2.3 million shares during the quarter

•	Completed the previously announced pension annuitization

•	Now expects full-year 2015 adjusted EPS in the range of $2.30 to $2.40

NORTH CANTON, Ohio: April 30, 2015 - The Timken Company (NYSE: TKR; www.timken.com), a global leader in bearings, today reported sales of $723 million for the first quarter of 2015, down 2 percent from a year ago. This reflects growth of nearly 3 percent, driven by Process Industries, which was more than offset by unfavorable currency of almost 5 percent.

Pension settlement and other restructuring charges in the first quarter drove a net loss from continuing operations of $135.2 million or $1.54 per share. This compares with net income from continuing operations during the same period a year ago of $60 million or $0.64 per diluted share. As previously disclosed, earlier this year the company transferred approximately $575 million of retiree pension obligations to Prudential through the purchase of a group annuity contract, which resulted in a non-cash charge of $215 million pre-tax in the first quarter.

Adjusted net income from continuing operations in the first quarter was $44.2 million or $0.50 per diluted share. This compares with $47 million or $0.50 per diluted share (reference Table) for the same period a year ago. Adjusted net income reflects the impact of negative currency and unfavorable mix, partially offset by the benefit of higher volume, lower selling, general and administrative (SG&A) expenses and a lower tax rate. Earnings per share benefited from the company’s share buyback program, including 2.3 million shares repurchased in the first quarter.

“Although the year started off softer than expected, we were successful in achieving 3 percent sales growth before currency and delivered adjusted earnings in line with last year,” said Richard G. Kyle, Timken president and chief executive officer. “We continue to outgrow markets in Process Industries, achieving 9 percent growth in the quarter excluding currency. We also continue to improve our cost structure and return significant capital to shareholders.

“While we have tempered our full-year outlook to reflect the full impact of the strong dollar and a more cautious outlook on the end markets,” Kyle said, “we remain confident in our long-term ability to grow our business profitably and create value for our customers and shareholders.”

Adjusted Net Income and Diluted Earnings Per Share (EPS) from Continuing Operations

	2015 - 1Q		2014 - 1Q
	($ in Mils.)	EPS	($ in Mils.)	EPS
Net (Loss) Income from Continuing Operations	$ (135.2)	$(1.54)	$ 60.0	$ 0.64
Adjustments:
Pension settlement charges	$ 215.2	$2.45	$ 0.7	$ 0.01
Impairment and restructuring charges	6.6	0.07	4.2	0.05
Gain on sale of real estate in Brazil	--	--	(22.6)	(0.24)
(Benefit) provision for income taxes	(42.4)	(0.48)	4.7	0.05
Total adjustments	179.4	2.04	(13.0)	(0.14)
Net Income, after adjustments	$ 44.2	$ 0.50	$ 47.0	$ 0.50

1

TIMKEN	NEWS RELEASE

First-Quarter Segment Results
Mobile Industries reported first-quarter sales of $393 million, down approxi-mately 7 percent from the same period a year ago, with 4.5 percent attributable to currency. The remainder was largely due to declines in aerospace, agriculture and the automotive aftermarket, partially offset by growth in the rail sector. Earnings before interest and taxes (EBIT) for the first quarter were $35.4 million or 9 percent of sales, compared with prior-year EBIT of $64.3 million or 15.2 percent of sales, which included a gain on the sale of real estate in Brazil. Adjusted EBIT was $36.4 million or 9.3 percent of sales, compared with $45.3 million or 10.7 percent of sales in the first quarter last year. The decline in earnings was driven by lower volume, unfavorable mix and currency, partially offset by lower SG&A expenses.

Process Industries sales of $329.5 million for the first quarter were up approximately 5 percent over the same period last year despite a currency impact of 4 percent. Sales were driven by strong organic growth in the wind energy and military marine sectors as well as the benefit of acquisitions, partially offset by currency. EBIT for the quarter was $45.2 million or 13.7 percent of sales, compared with prior-year EBIT of $48.2 million or 15.3 percent of sales. Adjusted EBIT was $50.8 million or 15.4 percent of sales, compared with $49.3 million or 15.6 percent of sales in the first quarter last year. The increase in earnings was driven by higher volume, partially offset by unfavorable mix and currency.

2015 Outlook
For 2015, the company expects year-over-year revenue to be down approximately 4 percent, with negative currency of 5 percent more than offsetting expected growth of 1 percent. The segment outlook for full-year 2015:

•
Mobile Industries’ sales are expected to be down 5 to 6 percent. Without the impact of currency, sales are expected to be flat to down 1 percent reflecting organic growth in light vehicle and rail being more than offset by declines in aerospace and agriculture.

•
Process Industries’ sales are expected to be down 2 to 3 percent. Excluding currency, sales are expected to increase 2 to 3 percent driven by organic growth in wind energy, industrial services and the benefit of acquisitions.

Timken projects 2015 earnings per diluted share to range from $0.60 to $0.70, which includes $1.75 of non-cash pension settlement charges and $0.20 per share of impairment and other restructuring charges, partially offset by $0.25 of income associated with discrete tax accrual adjustments.

Excluding these items, 2015 adjusted earnings per diluted share are expected to range from $2.30 to $2.40.

Conference Call Information

Timken will host a conference call today at 11:00 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:    Thursday, April 30, 2015
11:00 a.m. Eastern Time
Live Dial-In: 888-778-9065 or 913-312-1503
(Call in 10 minutes prior to be included.)
Conference ID: Timken Earnings Call
Live Webcast:    www.timken.com/investors

Conference Call Replay:    Replay Dial-In available through May 14, 2015:
888-203-1112 or 719-457-0820
Replay Passcode: 7158396

2

TIMKEN	NEWS RELEASE

About The Timken Company
The Timken Company (NYSE: TKR; www.timken.com) engineers, manufactures and markets bearings, transmissions, gearboxes, chain and related products, and offers a spectrum of powertrain rebuild and repair services. The leading authority on tapered roller bearings, Timken today applies its deep knowledge of metallurgy, tribology and mechanical power transmission across a variety of bearings and related systems to improve reliability and efficiency of machinery and equipment all around the world. The company’s growing product and services portfolio features many strong industrial brands including Timken®, Fafnir®, Philadelphia Gear®, Drives® and Interlube. Known for its quality products and collaborative technical sales model, Timken posted $3.1 billion in sales in 2014. With approximately 16,000 people operating from 28 countries, Timken makes the world more productive and keeps industry in motion.

Certain statements in this release (including statements regarding the company's forecasts, estimates and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading "Outlook," are forward-looking. The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the first quarter of 2015; the company's ability to respond to the changes in its end markets that could affect demand for the company's products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in raw material and energy costs; the impact of the company's last-in, first-out accounting; weakness in global or regional economic conditions and financial markets; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company’s pension obligations due to changes in interest rates, investment performance and other tactics designed to reduce risk; the company’s ability to complete and achieve the benefits of announced plans, programs, initiatives, and capital investments; the company’s ability to realize the potential benefits of the spinoff of the steel business and avoid possible indemnification liabilities under certain agreements it entered into with TimkenSteel Corporation in connection with the spinoff; and the taxable nature of the spinoff. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2014, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

###

Media Contact: Gloria Irwin	Investor Contact: Steve Tschiegg
Communications Manager	Director - Capital Markets & Investor Relations
Telephone: (234) 262-3514	Telephone: (234) 262-7446
mediarelations@timken.com	steve.tschiegg@timken.com

3

TIMKEN	NEWS RELEASE

The Timken Company
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Dollars in millions, except share data) (Unaudited)
	Three Months Ended March 31,
	2015	2014
Net sales	$722.5	$736.8
Cost of products sold	520.0	518.7
Gross Profit	202.5	218.1
Selling, general & administrative expenses (SG&A)	128.5	141.8
Impairment and restructuring	6.2	3.2
Pension settlement charges	215.2	0.7
Operating (Loss) Income	(147.4)	72.4
Other (expense) income, net	(1.4)	20.4
(Loss) Earnings Before Interest and Taxes (EBIT)(1)	(148.8)	92.8
Interest expense, net	(7.3)	(4.5)
(Loss) Income From Continuing Operations Before Income Taxes	(156.1)	88.3
(Benefit) provision for income taxes	(21.3)	28.0
(Loss) Income From Continuing Operations	(134.8)	60.3
Income from Discontinued operations, net of income taxes(2)	—	23.5
Net (Loss) Income	(134.8)	83.8
Less: Net Income Attributable to Noncontrolling Interest	0.4	0.3
Net (Loss) Income Attributable to The Timken Company	$(135.2)	$83.5

Net (Loss) Income per Common Share Attributable to The Timken Company Common Shareholders
Basic (Loss) Earnings per share - Continuing Operations	$(1.54)	$0.64
Basic Earnings per share - Discontinued Operations	—	0.26
Basic (Loss) Earnings Per Share	$(1.54)	$0.90

Diluted (Loss) Earnings per share - Continuing Operations	$(1.54)	$0.64
Diluted Earnings per share - Discontinued Operations	—	0.26
Diluted (Loss) Earnings Per Share	$(1.54)	$0.90

Average Shares Outstanding	87,670,640	92,172,595
Average Shares Outstanding - assuming dilution	87,670,640	92,980,144

(1) EBIT is defined as operating income plus other income (expense). EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's performance and cash generation.

(2) Discontinued Operations related to the spinoff of the steel business on June 30, 2014 and includes both operating results and separation costs.

BUSINESS SEGMENTS
(Dollars in millions) (Unaudited)
	Three Months Ended March 31,
	2015	2014

Mobile Industries
Net sales to external customers	$393.0	$421.7
Earnings before interest and taxes (EBIT) (1)	$35.4	$64.3
EBIT Margin (1)	9.0%	15.2%

Process Industries
Net sales to external customers	$329.5	$315.1
Earnings before interest and taxes (EBIT) (1)	$45.2	$48.2
EBIT Margin (1)	13.7%	15.3%

Unallocated corporate expense	$(14.2)	$(19.7)
Unallocated pension settlement charges (2)	$(215.2)	$—

Consolidated
Net sales to external customers	$722.5	$736.8
(Loss) Earnings before interest and taxes (EBIT) (1)	$(148.8)	$92.8
EBIT Margin (1)	(20.6)%	12.6%

(1) EBIT is defined as operating income plus other income (expense). EBIT Margin is EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the Company's performance and cash generation.

(2) Unallocated pension settlement charges related to the purchase of a group annuity contract from Prudential Insurance Company of America (Prudential) on January 23, 2015, that requires Prudential to pay and administer future pension benefits for approximately 5,000 U.S. Timken retirees, as well as lump sum distributions to new retirees during the first quarter of 2015.

4

TIMKEN	NEWS RELEASE

CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions) (Unaudited)
	March 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$154.4	$278.8
Restricted cash	14.8	15.3
Accounts receivable	491.5	475.7
Inventories, net	580.3	585.5
Other current assets	122.8	126.6
Total Current Assets	1,363.8	1,481.9
Property, Plant and Equipment, net	760.2	780.5
Goodwill	256.6	259.5
Non-current pension assets	109.6	176.2
Other assets	330.2	303.3
Total Assets	$2,820.4	$3,001.4

LIABILITIES
Accounts payable	$168.4	$143.9
Short-term debt	3.7	8.0
Income taxes	108.3	80.2
Accrued expenses	239.0	301.7
Total Current Liabilities	519.4	533.8

Long-term debt	519.7	522.1
Accrued pension cost	158.1	165.9
Accrued postretirement benefits cost	137.8	141.8
Other non-current liabilities	69.2	48.7
Total Liabilities	1,404.2	1,412.3

EQUITY
The Timken Company shareholders' equity	1,403.0	1,576.2
Noncontrolling Interest	13.2	12.9
Total Equity	1,416.2	1,589.1
Total Liabilities and Equity	$2,820.4	$3,001.4

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions) (Unaudited)
	Three Months Ended March 31,
	2015	2014
Cash Provided (Used)
OPERATING ACTIVITIES
Net (loss) income attributable to The Timken Company	$(135.2)	$83.5
Net income from discontinued operations	—	(23.5)
Net income attributable to noncontrolling interest	0.4	0.3
Adjustments to reconcile net (loss) income to net cash provided (used) by operating activities:
Depreciation and amortization	33.5	35.1
Impairment charges	2.7	—
Loss (gain) on sale of assets	0.3	(23.0)
Pension and other postretirement expense	225.1	9.5
Pension and other postretirement benefit contributions and payments	(6.9)	(17.6)
Changes in operating assets and liabilities:
Accounts receivable	(29.6)	(23.8)
Inventories	(12.8)	(19.9)
Accounts payable	27.9	18.1
Accrued expenses	(63.5)	(52.0)
Income taxes	(29.7)	11.1
Other, net	4.8	0.9
Net Cash Provided (Used) by Operating Activities - Continuing Operations	$17.0	$(1.3)
Net Cash Provided by Operating Activities - Discontinued Operations	—	41.5
Net Cash Provided by Operating Activities	$17.0	$40.2
INVESTING ACTIVITIES
Capital expenditures	$(19.7)	$(19.1)
Other	5.7	8.8
Net Cash Used by Investing Activities - Continuing Operations	$(14.0)	$(10.3)
Net Cash Used by Investing Activities - Discontinued Operations	—	(34.7)
Net Cash Used by Investing Activities	$(14.0)	$(45.0)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(21.9)	$(23.1)
Purchase of treasury shares	(96.8)	(117.7)
Net (payments) proceeds from credit facilities	(3.6)	4.1
Net payments from long-term debt	(1.1)	(0.2)
Other	2.6	6.0
Net Cash Used by Financing Activities	$(120.8)	$(130.9)
Effect of exchange rate changes on cash	(6.6)	(0.6)
Decrease in Cash and Cash Equivalents	$(124.4)	$(136.3)
Cash and cash equivalents at beginning of period	278.8	384.6
Cash and Cash Equivalents at End of Period	$154.4	$248.3

5

TIMKEN	NEWS RELEASE

Reconciliations of Adjusted Net Income from Continuing Operations and Net (Loss) Income from Continuing Operations to GAAP (Loss) Income from Continuing Operations and Adjusted Earnings Per Share to GAAP (Loss) Earnings Per Share:

These reconciliations are provided as additional relevant information about the Company's performance. Management believes that adjusted net income from continuing operations, net (loss) income from continuing operations, and diluted (loss) earnings per share, adjusted to remove: (a) pension settlement charges; (b) impairment and restructuring charges; (c) gain on sale of real estate in Brazil; and (d) (benefit) provision for income taxes are representative of the Company's performance and therefore useful to investors.

(Dollars in millions, except share data) (Unaudited)	Three Months Ended March 31,
	2015	EPS	2014	EPS
(Loss) Income from Continuing Operations	$(134.8)		$60.3
Less: Net Income Attributable to Noncontrolling Interest	0.4		0.3
Net (Loss) Income from Continuing Operations	$(135.2)	$(1.54)	$60.0	$0.64

Adjustments:
Pension settlement charges (1)	$215.2	$2.45	$0.7	$0.01
Impairment and restructuring charges (2)	6.6	0.07	4.2	0.05
Gain on sale of real estate in Brazil (3)	—	—	(22.6)	(0.24)
(Benefit) provision for income taxes (4)	(42.4)	(0.48)	4.7	0.05
Total Adjustments:	179.4	2.04	(13.0)	(0.14)
Adjusted Net Income from Continuing Operations	$44.2	$0.50	$47.0	$0.50

(1) Pension settlement charges related to the purchase of a group annuity contract from Prudential on January 23, 2015, that requires Prudential to pay and administer future pension benefits for approximately 5,000 U.S. Timken retirees, as well as lump sum distributions to new retirees during the first quarter of 2015.

(2) Impairment and restructuring charges related to plant closures, the rationalization of certain plants and severance related to cost reduction initiatives.

(3) Gain on the sale of real estate related to the sale of the former manufacturing facility in Sao Paulo, Brazil.

(4) (Benefit) provision for income taxes includes the tax impact on pre-tax special items, the impact of discrete tax items recorded during the respective periods, as well as adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

6

TIMKEN	NEWS RELEASE

Reconciliation of EBIT to GAAP Net (Loss) Income, and EBIT Margin, After Adjustments, to Net (Loss) Income as a Percentage of Sales and EBIT, After Adjustments, to Net (Loss) Income:
The following reconciliation is provided as additional relevant information about the Company's performance. Management believes consolidated (loss) earnings before interest and taxes (EBIT) is representative of the Company's performance and that it is appropriate to compare GAAP net (loss) income to consolidated EBIT. Management also believes that EBIT and EBIT margin, after adjustments, are representative of the Company's core operations and therefore useful to investors.

(Dollars in millions, except share data) (Unaudited)	Three Months Ended March 31,
	2015	Percentage to Net Sales	2014	Percentage to Net Sales
Net (Loss) Income	$(134.8)	(18.7)%	$83.8	11.4%

Income From Discontinued Operations, net of income taxes	—	—	(23.5)	(3.2)%
(Benefit) provision for income taxes	(21.3)	(2.9)%	28.0	3.8%
Interest expense	8.0	1.1%	5.5	0.7%
Interest income	(0.7)	(0.1)%	(1.0)	(0.1)%
Consolidated (loss) earnings before interest and taxes (EBIT)	$(148.8)	(20.6)%	$92.8	12.6%

Adjustments:
Pension settlement charges (1)	$215.2	29.8%	$0.7	0.1%
Impairment and restructuring charges(2)	6.6	0.9%	4.2	0.6%
Gain on sale of real estate in Brazil (3)	—	—%	(22.6)	(3.1)%
Total Adjustments	221.8	30.7%	(17.7)	(2.4)%
Consolidated earnings before interest and taxes (EBIT), after adjustments	$73.0	10.1%	$75.1	10.2%

(1) Pension settlement charges related to the purchase of a group annuity contract from Prudential on January 23, 2015, that requires Prudential to pay and administer future pension benefits for approximately 5,000 U.S. Timken retirees, as well as lump sum distributions to new retirees during the first quarter of 2015.

(2) Impairment and restructuring charges related to plant closures, the rationalization of certain plants, and severance related to cost reduction initiatives.

(3) Gain on the sale of real estate related to the sale of the former manufacturing facility in Sao Paulo, Brazil.

7

TIMKEN	NEWS RELEASE

Reconciliation of segment EBIT Margin, After Adjustments, to segment EBIT as a Percentage of Sales and segment EBIT, After Adjustments, to segment EBIT:
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance. Management believes that segment EBIT and EBIT margin, after adjustments, are representative of the segment's core operations and therefore useful to investors.

Mobile Industries
(Dollars in millions) (Unaudited)	Three Months Ended March 31, 2015	Percentage to Net Sales	Three Months Ended March 31, 2014	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$35.4	9.0%	$64.3	15.2%

Pension settlement charges (1)	—	—	0.7	0.2%
Impairment and restructuring charges (2)	1.0	0.3%	2.9	0.7%
Gain on sale of real estate in Brazil (3)	—	—	(22.6)	(5.4)%
Earnings before interest and taxes (EBIT), after adjustments	$36.4	9.3%	$45.3	10.7%

Process Industries
(Dollars in millions) (Unaudited)	Three Months Ended March 31, 2015	Percentage to Net Sales	Three Months Ended March 31, 2014	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$45.2	13.7%	$48.2	15.3%

Impairment and restructuring charges(2)	5.6	1.7%	1.1	0.3%
Earnings before interest and taxes (EBIT), after adjustments	$50.8	15.4%	$49.3	15.6%

(1) Pension settlement charges related to the settlement of certain pension obligations in Canada.

(2) Impairment and restructuring charges related to plant closures, the rationalization of certain plants, and severance related to cost reduction initiatives.

(3) Gain on the sale of real estate related to the sale of the former manufacturing facility in Sao Paulo, Brazil.

8